AMENDMENT TO CUSTODY AGREEMENT

     This Amendment ("Amendment") to the Custody Agreement is made as of June 29, 2001 by and between the Exeter Fund, Inc., a Maryland corporation (the "Fund") and Boston Safe Deposit and Trust Company, a Massachusetts trust company (the "Custodian").
WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of April 3, 1992 (the "Agreement");
WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Agreement to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") by the U.S. Securities Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and WHEREAS, the Fund and the Custodian desire to make certain other revisions to the Agreement bearing upon the custody of assets of the Fund held outside of the United States.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby amend the Agreement, as follows:
I. Certain definitions are being incorporated into Section 1 of the Agreement, as provided in Article I below.
II. Sub-Section 11(f) of the Agreement is restated, as set forth in Article II below.
III. Sections 12, 13 and 14 of the Agreement are renumbered as Sections 15, 16, 17 and 18, respectively, and new Sections 12, 13 and 14 of the Agreement are hereby added, as of the effective date of this Amendment, as provided in Article III below.
          Except as expressly superseded or modified by this Amendment, the terms and provisions of the Agreement shall continue to apply with full force and effect.
     ARTICLE  I.     DEFINITIONS.  Capitalized terms used in this Amendment that
                     -----------
are not defined in this Amendment have the respective meanings given to such terms in the Agreement. Capitalized terms relating to Rules 17f-5 and 17f-7 in this Amendment shall have the respective meanings indicated below. The following  sub-sections  are  added  to  Section  1  of  the  Agreement:
     (M) "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, nationalization, expropriation or other government actions; regulation of the banking or securities industry; currency controls, restrictions, devaluations or fluctuations; and market conditions which affect the value of securities.
(N)     "Eligible  Foreign  Custodian"  has  the  meaning set forth in paragraph
(a)(1)  of  Rule  17f-5,  including a majority-owned or indirect subsidiary of a
U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.
(O)     "Eligible  Securities Depository" has the meaning set forth in paragraph
(b)(1)  of  Rule  17f-7.
(P) "Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.
(Q) "Foreign Custody Manager" has the meaning set forth in paragraph (a)(3) of Rule 17f-5.
(R) "Foreign Securities System" means an Eligible Securities Depository listed on Schedule E to the Agreement.
(S) "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.
ARTICLE  II.     APPOINTMENT  OF  AGENTS  AND  SUB-CUSTODIANS
                 --------------------------------------------
     Sub-Section  11(f)  of  the  Agreement  is  restated  as  follows:
11. (F) With regard to Securities and monies that do not constitute Foreign Assets, the Custodian may appoint one or more banking institutions, to act as Sub-Custodian of Securities and moneys at any time owned by the Fund, upon terms and conditions specified in a Certificate. The Custodian's obligations concerning Foreign Assets and the use of Foreign Sub-Custodians and Eligible Securities Depositories in connection therewith shall be governed by new Sections 12, 13 and 14 of the Agreement, as provided below in this Amendment.
ARTICLE  III.     PROVISIONS  GOVERNING  FOREIGN  ASSETS
                  --------------------------------------
          The provisions of Sections 12, 13 and 14 below govern the Custodian's obligations concerning the Foreign Assets of the Fund. To the extent there is any conflict or inconsistency between other provisions of the Agreement and those of Sections 12, 13 and 14 below, the provisions of Sections 12, 13 and 14 below shall govern.
12.     THE  CUSTODIAN  AS  FOREIGN  CUSTODY  MANAGER.
        ---------------------------------------------
     (A)     DELEGATION  TO  THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.  The Fund
             --------------------------------------------------------
represents and warrants that, by resolution adopted by its Board of Directors (the "Board"), the Board has delegated to the Custodian, subject to the criteria set forth in paragraph (b) of Rule 17f-5, the responsibilities set forth in this
Section  12  with  respect to Foreign Assets of the Fund held outside the United
States, and the Custodian hereby accepts such delegation and agrees to act as Foreign Custody Manager with respect to the Fund in the manner and to the extent provided below.
(B)     COUNTRIES COVERED.  The Foreign Custody Manager shall be responsible for
        -----------------
performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule C to the Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall provide the Fund with a list of the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager, in which event, an updated list will be provided in a timely fashion.
     Upon the receipt by the Foreign Custody Manager of Written or Oral Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule C, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Fund responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Written Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule C in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Written or Oral Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Fund to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.
The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to any or all designated countries upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after actual receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country or countries as to which the Custodian's acceptance of delegation is withdrawn.
     (C)     SCOPE  OF  DELEGATED  RESPONSIBILITIES.
             --------------------------------------
     1.     SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.  Subject to the provisions
            ----------------------------------------
of this Section 12, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule C, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5, paragraph (c)(1).
     2.     CONTRACTS  WITH  ELIGIBLE  FOREIGN  CUSTODIANS.  The Foreign Custody
            ----------------------------------------------
Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5, paragraph (c)(2).

     3.     MONITORING.  In  each  case  in  which  the  Foreign Custody Manager
            ----------
maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5, paragraph (c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 12(e).
     (D)     GUIDELINES  FOR  THE EXERCISE OF DELEGATED AUTHORITY.  For purposes
             ----------------------------------------------------
of this Section 12, the Board, or the Fund's investment adviser (the "Investment Adviser"), shall be deemed to have considered and determined to accept such
Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian serves as Foreign Custody Manager of the Fund.
     (E)     REPORTING  REQUIREMENTS.  The  Foreign Custody Manager shall report
             -----------------------
placement of the Foreign Assets with a particular Eligible Foreign Custodian and withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended list of Eligible Foreign Custodians at the end of the calendar quarter in which any change to such list has occurred or at such times as the Board deems reasonable and appropriate. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 12 after the occurrence of the material change.
     (F)     STANDARD  OF  CARE  AS  FOREIGN  CUSTODY  MANAGER  OF THE FUND.  In
             --------------------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.
(G)     REPRESENTATIONS WITH RESPECT TO RULE 17F-5.  The Foreign Custody Manager
        ------------------------------------------
represents to the Fund that it is a U.S. Bank as defined in paragraph (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.
(H)     EFFECTIVE  DATE  AND  TERMINATION  OF  THE  CUSTODIAN AS FOREIGN CUSTODY
        ------------------------------------------------------------------------
MANAGER.  The  Board's delegation to the Custodian as Foreign Custody Manager of
     --
the Fund shall be effective as of the date of this Amendment and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 12(b) shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.
13.     ELIGIBLE  SECURITIES  DEPOSITORIES.
        ----------------------------------
     (A)     ANALYSIS  AND  MONITORING.  The  Custodian  shall  (i)  provide the
             -------------------------
Fund's Investment Adviser with information relevant to the definition of an Eligible Securities Depository (as set forth in paragraph (b)(1) of Rule l7f-7) and an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories (as defined in Section 1(o), set forth in
Article I of this Amendment) for the countries in which custody services are provided in accord with Schedule C, in accordance with paragraph (a)(1)(i)(A) of Rule l7f-7, and (ii) monitor such risks on a continuing basis, and promptly notify the Fund's Investment Adviser of any material change in such risks, in accordance with paragraph (a)(1)(i)(B) of Rule 17f-7. Each risk analysis shall indicate whether the particular securities depository is considered by the Custodian to meet the Rule 17f-7 definition of an Eligible Securities
Depository,  in  the  exercise  of  its  standard  of  care.
(B)     STANDARD  OF  CARE.  The  Custodian  agrees to exercise reasonable care,
        ------------------
prudence and diligence in performing the duties set forth in Section 13(a). With respect to the provision of risk analyses and the monitoring of Eligible Securities Depositories, the Custodian may employ agents, including, but not limited to Foreign Custodians. Where agents are utilized, the Custodian will exercise reasonable care, prudence and diligence in selecting such agents and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under Section 13 (a), unless the Custodian knew or should have known, in the exercise of reasonable care, prudence and diligence, such information to be incorrect, incomplete or misleading. The Custodian shall have no liability with respect to information provided to it by third parties, except as provided herein. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of assets of the Fund with an Eligible Securities Depository, except for losses arising as a result of a breach of its standard of care in the performance of its duties hereunder.
14.     DUTIES  OF THE CUSTODIAN WITH RESPECT TO FOREIGN ASSETS OF THE FUND HELD
        ------------------------------------------------------------------------
OUTSIDE  THE  UNITED  STATES.
----------------------------

     (A)     HOLDING  SECURITIES.  The  Custodian shall identify on its books as
             -------------------
belonging to the Fund the Foreign Assets held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold Foreign Assets for all of its customers; including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to Foreign Assets of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.
(B)     FOREIGN  SECURITIES  SYSTEMS.  Foreign  Assets  consisting of Securities
        ----------------------------
shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.
(C)     TRANSACTIONS  IN  FOREIGN  CUSTODY  ACCOUNT.
        -------------------------------------------
1.     DELIVERY  OF  FOREIGN ASSETS.  With respect to Foreign Assets of the Fund
--     ----------------------------
held by a Foreign Sub-Custodian, or in a Foreign Securities System account, the Custodian shall perform, or cause the relevant Foreign Sub-Custodian to perform, or cause the relevant Foreign Sub-Custodian to perform, the duties specified by sub-paragraphs 1 through 13 of Section 4(g) of the Agreement.
2.     PAYMENT  OF FUND MONIES.  With respect to Foreign Assets of the Fund held
--     -----------------------
by a Foreign Sub-Custodian, the Custodian shall perform, or cause the relevant Foreign Sub-Custodian to perform, the duties specified by sub-paragraphs 1 through 6 of Section 4(b) of the Agreement.
3.     MARKET  CONDITIONS.  Settlement  and  payment for Foreign Assets received
--     ------------------
for  the  account  of the Fund and delivery of Foreign Assets maintained for the
--
account of the Fund may be effected in accordance with the customary established
--
securities  trading  or  processing  practices  and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of
Securities  or  other  property  (or  late  delivery)  by  the  counterparty.
     The Custodian shall provide to the Board and upon Written or Oral Instructions to the Fund's Investment Adviser the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian.
     (D)     REGISTRATION  OF FOREIGN SECURITIES.  The Foreign Assets maintained
             -----------------------------------
in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or any Foreign Sub-Custodian, or any nominee of the foregoing. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept Foreign Assets on behalf of the Fund under the terms of this Agreement unless the form of such Foreign Assets and the manner in which they are delivered are in accordance with reasonable market practice.
(E)     BANK ACCOUNTS. The Custodian shall identify on its books as belonging to
        -------------
the Fund cash (including cash denominated in foreign currencies) deposited on the books of a Foreign Sub-Custodian. Where the Custodian maintains cash on the books of the Custodian, it shall be subject to the laws of the Commonwealth of Massachusetts as if with respect to domestic transactions; and where such deposits are held on the books of the Custodian's London Branch, such deposits shall be payable exclusively at the London Branch. All accounts referred to in this Section shall be subject only to draft, or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund.
(F)     COMMUNICATIONS RELATING TO FOREIGN ASSETS.  The Custodian shall transmit
        -----------------------------------------
promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the Foreign Assets being held for the account of the Fund (including, without limitation, proxy materials, pendency of calls and maturities of Foreign Assets and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the Foreign Assets whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with Foreign Assets or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such Foreign Assets or property and (ii) the Custodian receives timely Written or Oral Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur sufficiently in advance of the date on which the
Custodian  is  to  take  action  to  exercise  such  right  or  power.
(G)     LIABILITY  OF  FOREIGN SUB-CUSTODIANS.  Each agreement pursuant to which
        -------------------------------------
the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Custodian shall permit the Fund to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.
(H)     TAX  LAW.  The  Custodian  shall have no responsibility or liability for
        --------
any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.
(I)     LIABILITY  OF  CUSTODIAN.  Consistent  with  Section  13(b)  of  this
        ------------------------
Amendment,  except  as  may arise from the Custodian's own negligence or willful
        -
misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.
     The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from or caused by events beyond its reasonable control, including, but not limited to nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the
Sub-Custodian  has  otherwise  acted  with  reasonable  care.
     (J)     SECTIONS  12 AND 13 TO PREVAIL IF CONFLICT.  To the extent that the
             ------------------------------------------
Custodian maintains the responsibilities delegated to it under Sections 12 and/or 13 of this Amendment, in the event of any conflict between the provisions of Sections 12 or 13 of this Amendment, on the one hand, and this Section 14 of this Amendment, on the other, the provisions of Sections 12 or 13, as the case may be, shall prevail.

                               *     *     *     *


IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

BOSTON  SAFE  DEPOSIT  and  TRUST  COMPANY

WITNESSED  BY:/s/ Claire Discoll

/s/Christopher Healy
______________________
By:
First Vice President
Title:

EXETER  FUND,  INC.

WITNESSED  BY:
/s/Jodi. L. Hedberg

/s/ B. Reuben Auspitz
By:
Executive Vice President
Title: